UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2021

EOS Inc.
(Exact name of Company as specified in its charter)

Nevada	000-55661	30-0873246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7F.-1, No. 162, Sec. 2, Zhongshan N. Rd., Zhongshan District

Taipei City 10452, Taiwan

(Address of principal executive offices) (Zip Code)

+886-2-2586-8300

Company’s telephone number, including area code

___________________________________________

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On January 26, 2021, the board of directors of EOS Inc. (the “Company”) adopted a resolution approving the amendment to Company’s Articles of Incorporation to increase the Company’s authorized common stock, par value $0.001 per share from 75,000,000 shares to 575,000,000 shares (the “Authorized Capital Increase”). The Company obtained the written consent of its majority stockholder holding greater than 50% of the voting securities of the Company as of January 26, 2021, approving the Authorized Capital Increase.

On March 16, 2021, a Certificate of Change to the Company’s Articles of Incorporation was filed with the Nevada Secretary of State effectuating the Authorized Capital Increase.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit No.	Description
3.1	Certificate of Change Pursuant to NRS 78.209, increase the Company’s authorized common stock from 75,000,000 shares to 575,000,000 shares

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS Inc

Dated: March 17, 2021	By:	/s/ He-Siang Yang
He-Siang Yang Principal Executive Officer, Principal Financial Officer, President and Chairman of the Board

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